Exhibit 8.2


|  G|K|H|      Gross [] Kleinhendler [] Hodak |
LAW OFFICES    Halevy [] Greenberg & Co.      |


Prof. Joseph Gross*
Gene Kleinhendler*                                    Tel Aviv, May __, 2004
David Hodak                                           Our ref:  9453/2001
Amir Halevy
Eytan Greenberg                     To the Board of Directors
Arye Danziger                       PowerDsine Ltd.
Richard J. Mann*                    1 Hanagar Street
Esther Koren Dalal^                 Neve Ne'eman Industrial Zone
Aya Yoffe                           Hod Hasharon 45421
Rona Bergman Naveh                  Israel
Heather A. Stone**
Yaron Herman                        Ladies and Gentlemen:
Dr. Samuel Borenstein
Aviv Avidan-Shalit                  We have acted as Israeli counsel to PowerDsine  Ltd.,
Michael Ginsburg                    a  company  organized  under the laws of the State of
Ofer Hanoh                          Israel  (the  "Company"),   in  connection  with  the
Hili Cohen                          Company's  Registration  Statement  on Form  F-1 (the
Dr. Aeyal M. Gross                  "Registration   Statement")  ")  and  the  prospectus
Natali Jacobs*                      included therein (the "Prospectus"). The Registration
Ori Kalechman                       Statement  relates to the  registration  of the offer
Moshe Ernst                         and sale under the Securities Act of 1933, as amended
Sarit Leviathan (Sagi)              (the "1933  Act") of Ordinary  Shares,  par value NIS
Perry Wildes*                       0.01 each,  of the Company (the  "Ordinary  Shares").
Daniel Gamulka*                     Any defined term used and not defined  herein has the
Maya Sidis-Vager*                   meaning given to it in the Prospectus.
Nitzan Hirsch-Falk
Einat Meisel***                     For purposes of the opinion set forth below, we have,
Vardit Gross                        with  the  consent  the  Company,   relied  upon  the
Michal Lavee Machlav                accuracy  of  the  Registration   Statement  and  the
Etai Shay                           Prospectus.
Ofer Dekel
Craig Rubin****                     This opinion is being  furnished to you in accordance
Adva Bitan                          with the requirements of Item 601(b)(8) of Regulation
Dana Jasovich-Gordon                S-K under the 1933 Act.
Lilach Geva Harel
Idit Zeelon Rozen                   Based upon and  subject to the  foregoing,  and based
Sagi Gershgoren ^                   upon  applicable  laws  and  regulations,   treaties,
Hagit Bar-On                        judicial decisions, and rulings of the Israeli Income
Udi Alfassi                         Tax    Authority,     and    other     administrative
Eyal Bar-Zvi                        pronouncements,  all as in effect on the date hereof,
Eran Gluksman                       it is our opinion  that,  subject to the  limitations
Shmuel Fleger                       set forth therein,  the  discussion  contained in the
Sharon Barhom                       Prospectus under the caption "Israeli Taxation" is an
Ofer Karmon                         accurate  summary of the material  Israeli income tax
Yaron Assael                        consequences  to  U.S.  Holders  of the  acquisition,
Eyal Shani                          ownership  and  disposition  of the  Ordinary  Shares
Assaf Tuval                         under currently applicable Israeli law. We adopt such
Itay Frishman*                      discussion as our opinion.
Yafit Fogel
                                    Our  opinion is based on current  Israeli  income tax
Tamar Ben-David - Special           law  and  administrative  practice,  and  we  do  not
                  Counsel           undertake  to advise you as to any future  changes in
                                    Israeli  income  tax law or  administrative  practice
  *  Also a Member                  that  may   affect   our   opinion   unless   we  are
     of New York Bar                specifically  retained  to  do  so.  Further,   legal
**   Also a Member                  opinions   are  not  binding   upon  the  Income  Tax
     of New Jersey Bar              Authority and there can be no assurance that contrary
***  Also a Member of               positions  may  not be  asserted  by the  Income  Tax
     California and Illinois Bars   Authority.
**** Also a Member
     of New York and                This opinion letter has been prepared for your use in
     New Jersey Bars                connection with the Registration Statement and speaks
^    Also a C.P.A. (Isr.)           as of the date hereof. We assume no obligation
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One Azrieli Center, Tel-Aviv 67021, Israel
Tel: 972-3-607-4444, Fax: 972-3-607-4422
law@gkh-law.com o www.gkhlaw.com


                           to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                           We hereby  consent to the  filing of this  opinion as
                           Exhibit 8.1 to the Registration Statement and to the reference to us in the Prospectus. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder. We are attorneys admitted to practice in the State of Israel and we do not express any opinion on the law of any jurisdiction other than the laws of the State of Israel.

                           Very truly yours,




                           Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.




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